ATLANTA • BOSTON • CHICAGO DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO GENEVA • HONG KONG LONDON • PARIS • TOKYO	Bear, Stearns & Co. Inc. ASSET-BACKED SECURITIES GROUP 383 Madison Avenue New York, N.Y. 10179 (212) 272-2000

Preliminary Term Sheet

$450,277,000 (Approximate)

SACO I Trust 2006-7

Mortgage-Backed Certificates,
Series 2006-7

EMC Mortgage Corporation
Mortgage Loan Seller and Sponsor

Bear Stearns Asset Backed Securities I
Depositor

June 12, 2006

Preliminary Term Sheet for SACO I 2006-7

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Contact Information

Banking Contacts

Name:	Telephone:	E-Mail:
Josephine Musso Managing Director	(212) 272-6033	jmusso@bear.com
Nicholas Smith Vice President	(212) 272-1241	nesmith@bear.com
Soung Ho Park Analyst	(212) 272-5316	shpark@bear.com

Trading / Syndicate Contacts

Name:	Telephone:	E-Mail:
Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com
Chris Scott Senior Managing Director	(212) 272-5451	cscott@bear.com
Aaron Fink Managing Director	(212) 272-4955	afink@bear.com
Keith Lind Managing Director	(212) 272-5451	klind@bear.com
Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com
Angela Ward Associate Director	(212) 272-4955	adward@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Moody’s Wioletta Frankowicz Karen Ramallo	(212) 553-1019 (212) 553-0370	Wioletta.frankowicz@moodys.com karen.ramallo@moodys.com
Standard & Poors Errol Arne John Sang	(212) 438-2089 (212) 438-6058	errol_arne@sandp.com john_sang@sandp.com

$450,277,000 (Approximate)
SACO I Trust 2006-7,
Mortgage Pass-Through Certificates, Series 2006-7

Characteristics of the Certificates (1)
Certificates	Initial Certificate Principal Amount (2)	Initial Credit Support	Coupon Type	Est. WAL to Call (years)	Principal Lockout/ Window (months)	Expected Final Maturity Date	Last Scheduled Distribution Date	Expected Ratings (Moody's / S&P)
Class A	$351,824,000	25.85%	Variable (3)	1.23	0/45	March 2010	July 2036	Aaa/AAA
Class M-1	$24,198,000	20.75%	Variable (3)	3.74	44/1	March 2010	July 2036	Aa1/AA+
Class M-2	$23,249,000	15.85%	Variable (3)	3.74	44/1	March 2010	July 2036	Aa2/AA
Class M-3	$8,778,000	14.00%	Variable (3)	3.74	44/1	March 2010	July 2036	Aa3/AA-
Class M-4	$10,201,000	11.85%	Variable (3)	3.74	44/1	March 2010	July 2036	A1/A+
Class M-5	$8,778,000	10.00%	Variable (3)	3.71	42/3	March 2010	July 2036	A2/A
Class M-6	$6,405,000	8.65%	Variable (3)	3.63	41/4	March 2010	July 2036	A3/A-
Class B-1	$6,642,000	7.25%	Variable (3)	3.58	40/5	March 2010	July 2036	Baa1/BBB+
Class B-2	$5,457,000	6.10%	Variable (3)	3.53	39/6	March 2010	July 2036	Baa2/BBB
Class B-3	$4,745,000	5.10%	Variable (3)	3.50	39/6	March 2010	July 2036	Baa3/BBB-
Class B-4	$5,220,000	4.00%	Variable (3)	NOT OFFERED HEREBY				Ba1/BB+

Notes:
(1)  The Certificates will be priced assuming a 35% CPR and a 20% Clean-Up Call.
(2)  The Certificates are approximate and are subject to a 10% variance.
(3)
The lesser of (a) one-month LIBOR plus the related margin and (b) 11.00% per annum, in each case subject to the Net Rate Cap limitation. After the Clean-Up Call Date, the margin on the Class A Certificates will increase by 2.0 times, and the margins on the Class M Certificates and Class B Certificates will increase by 1.5 times.

The Collateral

The assets of the trust represent a 100% beneficial ownership interest in a pool of Mortgage Loans, which will consist of fixed, junior-lien Mortgage Loans with an aggregate principal balance of approximately $474,476,517as of June 1, 2006 (the “Statistical Calculation Date”).

The Structure

Class A Certificates
The Class A Certificates will be issued as floating-rate senior securities.

Class M Certificates
The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the “Class M Certificates”) will be issued as floating-rate mezzanine securities. The Class M Certificates will be subordinate to the Class A Certificates, and senior to the Class B Certificates. The Class M-6 Certificates will be subordinate to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. The Class M-5 Certificates will be subordinate to the Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. The Class M-4 Certificates will be subordinate to the Class M-3, Class M-2 and Class M-1 Certificates. The Class M-3 Certificates will be subordinate to the Class M-2 Certificates and Class M-1 Certificates. The Class M-2 Certificates will be subordinate to the Class M-1 Certificates.

Class B Certificates
The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the “Class B Certificates”) will be issued as floating-rate subordinate securities. The Class B Certificates will be subordinate to the Class M and Class A Certificates. The Class B-4 Certificates will be subordinate to the Class B-3, Class B-2 and Class B-1 Certificates. The Class B-3 Certificates will be subordinate to the Class B-2 Certificates and the Class B-1 Certificates. The Class B-2 Certificates will be subordinate to the Class B-1 Certificates.

Offered Certificates
Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates are offered hereby.

Non-Offered Certificates
Class B-4, Class C and Class R Certificates are not offered hereby.

Certificates
The Offered Certificates and the Non-Offered Certificates are collectively referred to as the “Certificates.”

Underwriter:	Bear, Stearns & Co. Inc.

Depositor:	Bear Stearns Asset Backed Securities I LLC.

Mortgage Loan Seller,
Sponsor:	EMC Mortgage Corporation.

Master Servicer and
Securities Administrator:	LaSalle Bank National Association.

Trustee:	Citibank National Association.

Servicer:
Primary servicing for the Mortgage Loans will be provided by EMC Mortgage Corporation and GMAC Mortgage Corporation, respectively approximately 81.17% and 18.83% of the Mortgage Loans as of the Statistical Calculation Date.

Custodians:	Wells Fargo Bank, National Association and LaSalle Bank National Association.

Swap Provider:	Bear Stearns Financial Products Inc.

Swap Administrator:	LaSalle Bank National Association.

Federal Tax Status:	The trust will be established as one or more REMICs for U.S. federal income tax purposes.

Registration:	The Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates will be available in book-entry form through DTC. The Class B-4 Certificates will only be available in registered physical form.

Denominations:	For the Class A, Class M and Class B Certificates, minimum denominations of $100,000 and multiples of $1 in excess thereof.

Cut-off Date:	June 1, 2006.

Closing Date:	June 30, 2006.

Distribution Date:	The 25th day of each month (or the next business day) commencing in July 2006.

Record Date:
With respect to the Class A, Class M and Class B Certificates (other than the Class B-4 Certificates) and any Distribution Date, the close of business on the day prior to that Distribution Date; and with respect to the B-4 Certificates, the close of business on the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled
Distribution Date:	July 25, 2036

ERISA Eligibility:
The Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates are expected to be eligible for purchase by or on behalf of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 and plans subject to Section 4975 of the Internal Revenue Code of 1986, subject to the considerations described in the prospectus supplement after the termination of the Swap Agreement. Prior to that time, persons using plan assets may purchase such class of Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

SMMEA Eligibility:	None of the Certificates will be “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The majority holder of the Class C Certificates may purchase all of the Mortgage Loans (and any properties acquired in respect thereof) when the aggregate Stated Principal Balance of the Mortgage Loans (and such properties) is equal to or less than 20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, thereby effecting early retirement of the Certificates.

Pricing Prepayment Speed:	A 100% prepayment assumption assumes that the outstanding principal balance of the mortgage loans prepays at a constant prepayment rate (“CPR”) of 35% in every month of the life of such pool.

The Mortgage Loans:
As of the Statistical Calculation Date, the aggregate principal balance of the Mortgage Loans was approximately $474,476,517. The Mortgage Loans consist of 8,318 fixed, junior-lien mortgage loans. Based upon Statistical Calculation Date data, 100% of the Mortgage Loans were originated or acquired by EMC Mortgage Corporation from various sellers. However, the characteristics of the Mortgage Loans as described herein and in the attached collateral tables may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may be paid in full or become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the Closing Date, such characteristics being subject to a variance of not more than plus or minus 10%.

Pass-Through Rate:
With respect to each Accrual Period, the Class A, Class M and Class B Certificates accrue interest at a per annum Pass-Through Rate based on the lesser of (a) a one-month LIBOR index plus a specified margin and (b) 11.00% per annum, but such Pass-Through Rate is subject to a limit equal to the Net Rate Cap.

Swap Agreement:
On the Closing Date, the Swap Administrator will enter into a Swap Agreement with an initial notional amount of approximately $474,476,517. Under the Swap Agreement, the Swap Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.400]% (per annum) on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the swap notional amount on each Distribution Date, accrued during each swap accrual period until the swap is retired. Only the net amount (the “Net Swap Payment”) of the two obligations above will be paid by the appropriate party. To the extent that the Swap Administrator is obliged to make a Net Swap Payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Administrator in the same amount, for payment to the Swap Provider.

Upon early termination of the Swap Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Swap Administrator in the same amount, which amount will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule, which generally has been derived based upon a prepayment speed of 35% CPR.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	474,476,517.16	24	206,540,904.12
2	457,638,717.68	25	199,198,572.64
3	441,397,351.61	26	192,116,644.59
4	425,731,319.34	27	185,285,899.78
5	410,620,266.96	28	178,697,444.07
6	396,044,559.98	29	172,342,697.90
7	381,985,257.90	30	166,213,385.15
8	368,424,089.69	31	160,301,522.41
9	355,343,430.15	32	154,599,408.65
10	342,726,277.09	33	149,099,615.23
11	330,556,229.34	34	143,794,976.30
12	318,817,465.49	35	138,678,579.45
13	307,494,723.45	36	133,743,756.84
14	296,573,280.66	37	128,984,076.48
15	286,038,935.04	38	124,393,333.94
16	275,877,986.61	39	119,965,544.29
17	266,077,219.73	40	115,694,934.34
18	256,623,886.04	41	111,575,935.17
19	247,505,687.87	42	107,603,174.88
20	238,710,762.40	43	103,771,471.66
21	230,227,666.26	44	100,075,827.07
22	222,045,360.68	45	96,511,419.52
23	214,153,197.26

Accrual Period:
With respect to each Distribution Date, interest will accrue (a) for the Class A, Class M and Class B Certificates, during the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs (or, in the case of the July 2006 Distribution Date, commencing on the Closing Date) and ending on the day preceding that Distribution Date.

Net Rate Cap:
With respect to any Distribution Date and any class of Certificates a per annum rate equal to the excess, if any, of (A) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the aggregate Stated Principal Balances of such Mortgage Loans on such due date, over (B) the sum of (i) the Net Swap Payment payable to the Swap Provider on such Distribution Date and (ii) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the calendar month of such Distribution Date, multiplied by 12. The Net Rate Cap for any Class of Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Basis Risk Shortfall	With respect to any Class A, Class M and Class B Certificates and any Distribution Date, the
Carry Forward Amount:
sum of (A) if on such Distribution Date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate been calculated at a per annum rate equal to the lesser of (x) One-Month LIBOR plus a specified margin and (y) 11.00% per annum, over (ii) the amount of interest that such class received on such Distribution Date at the related Net Rate Cap for such Distribution Date (such excess being the “Basis Risk Shortfall” for such Distribution Date); and (B) the Basis Risk Shortfall for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Distribution Date.

Net Mortgage Rate:	With respect to any Mortgage Loan or REO Property, the then applicable interest rate thereon minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Servicing Fee Rate:	0.5000% per annum on the outstanding aggregate Stated Principal Balance of the Mortgage Loans.

Trustee Fee Rate:	0.0230% per annum on the outstanding aggregate Stated Principal Balance of the Mortgage Loans.

Interest	With respect to any Class A, Class M and Class B Certificates and (i) the first Distribution
Carry Forward Amount:
Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the excess of (a) the monthly interest distributable amount for such class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such class with respect to interest on such Distribution Dates, and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related accrual period including the accrual period relating to the current Distribution Date.

Allocated Realized	With respect to any Distribution Date and any Class of Certificates (other than the Class C and
Loss Amount:
Class R Certificates), the sum of (x) the amount of any Realized Losses which have been applied in reduction of the Certificate Principal Balance of such Class on the preceding Distribution Date and (y) the amount of any Allocated Realized Loss Amount for such Class remaining unpaid on such preceding Distribution Date.

Unpaid Realized Loss	With respect to the Class A Certificates and as to any Distribution Date is the excess of (i) the
Amount:
Allocated Realized Loss Amounts over (ii) the sum of all distributions in reduction of the Allocated Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Credit Enhancement:	The Offered Certificates will have the benefit of the following credit enhancement mechanisms, each of which is intended to provide credit support for the Offered Certificates, as applicable:

For the holders of the Class A Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)
Subordination: The subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 21.85% of the Cut-off Date pool balance).

For the holders of the Class M-1 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)
Subordination: the subordination of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 16.75% of the Cut-off Date pool balance).

For the holders of the Class M-2 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)
Subordination: the subordination of the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 11.85% of the Cut-off Date pool balance).

For the holders of the Class M-3 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)
Subordination: the subordination of the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 10.00% of the Cut-off Date pool balance).

For the holders of the Class M-4 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: the subordination of the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 7.85% of the Cut-off Date pool balance).

For the holders of the Class M-5 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: the subordination of the Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 6.00% of the Cut-off Date pool balance).

For the holders of the Class M-6 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: the subordination of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 4.65% of the Cut-off Date pool balance).

For the holders of the Class B-1 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: the subordination of Class B-2, Class B-3 and Class B-4 Certificates (initially equal to approximately 3.25% of the Cut-off Date pool balance).

For the holders of the Class B-2 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: The subordination of the Class B-3 Certificates and Class B-4 Certificates (initially equal to approximately 2.10% of the Cut-off Date pool balance).

For the holders of the Class B-3 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.
4)	Subordination: The subordination of the Class B-4 Certificates (initially equal to approximately 1.10% of the Cut-off Date pool balance).

For the holders of the Class B-4 Certificates:
1)
Excess Spread: On each Distribution Date, any excess spread (excluding Net Swap Payments received from the Swap Provider) will be available to cover losses, any interest shortfalls and to build the Overcollateralization Amount. Such available excess spread will be used to make payments of interest and principal on the Certificates, and will be applied as net monthly excess cashflow.

2)	Net Swap Payments Received
3)	Overcollateralization: The initial Overcollateralization Amount will be approximately 4.00%.

Realized Losses:                        Realized Losses will be absorbed first by excess spread and then by the Overcollateralization Amount then outstanding. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be allocated, first to the Class B-4 Certificates, second to the Class B-3 Certificates, third to the Class B-2 Certificates, fourth to Class B-1 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates, tenth to the Class M-1 Certificates and eleventh to the Class A Certificates.

Stepdown Date:                           The earlier of (x) the first Distribution Date for which the Class A Certificates balance have been reduced to zero or (y) the later of (i) the Distribution Date occurring in July 2009, or (ii) the first Distribution Date for which the sum of the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and the Overcollateralization Amount for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is greater than or equal to approximately 51.70%.

Interest Funds:
On each Distribution Date the sum of, without duplication, the following:
i.  all scheduled interest collected in respect of the mortgage loans, less the related servicing fee, the master servicing fee and any amounts required to be reimbursed to the master servicer and the trustee,
ii.  all advances relating to interest on the mortgage loans,
iii.  all Compensating Interest,
iv.  Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,
v.  the interest portion of proceeds of the repurchase of any mortgage loans,
vi.  the interest portion of the purchase price of the assets of the related loan group upon exercise by the majority holder of the Class C Certificates of its optional termination right; less
vii.  any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date and any such payments remaining unpaid for prior distribution dates.

Interest Remittance Amount:
With respect to any Distribution Date, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the Mortgage Loans (net of Administrative Fees and any Net Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a “Swap Provider Trigger Event”)).

Principal Funds:
On each Distribution Date the sum of, without duplication, the following:
i.  The scheduled principal collected on the mortgage loans during the related Due Period,
ii.  Prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,
iii.  The Stated Principal Balance of each mortgage loan that was repurchased by EMC, in its capacity as Seller,
iv.  The amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by EMC, in its capacity as seller, in connection with a substitution of a mortgage loan,
v.  All liquidation proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,
vi.  The principal portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class C Certificates or the master servicer, as applicable, of its optional termination right; minus
vii.  Any amounts required to be reimbursed to the sellers, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator, and
viii.  Any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

Extra Principal Distribution Amount:
On each Distribution Date the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the Certificates (other than the Extra Principal Distribution Amount)) and (b) the Excess Spread for such distribution date.

Overcollateralization Release Amount:	On each Distribution Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.
Principal Distribution Amount:
On each Distribution Date the following:
i.  The Principal Fund for such distribution date, plus
ii.  Any Extra Principal Distribution Amount for such distribution date, less
iii.  Any Overcollateralization Release Amount for such distribution date.

Priority of
Payments:                                     Payments of interest and principal on each Class of Certificates will be as follows:

Interest
The Interest Remittance Amount will be applied in the following order of priority:

1)	Fees and expenses of the Master Servicer and the Trustee;
2)	To the Class A Certificateholders any current interest plus any Interest Carry Forward Amount;
3)	To the Class M-1 Certificateholders, current interest;
4)	To the Class M-2 Certificateholders, current interest;
5)	To the Class M-3 Certificateholders, current interest;
6)	To the Class M-4 Certificateholders, current interest;
7)	To the Class M-5 Certificateholders, current interest;
8)	To the Class M-6 Certificateholders, current interest;
9)	To the Class B-1 Certificateholders, current interest;
10)	To the Class B-2 Certificateholders, current interest;
11)	To the Class B-3 Certificateholders, current interest; and
12)	To the Class B-4 Certificateholders, current interest.

Principal
The Principal Distribution Amount will be applied in the following order of priority:

Prior to the Stepdown Date or in the event that a Trigger Event is in effect

1)	To the Class A Certificateholders, until paid in full;
2)	To the Class M-1 Certificateholders, until paid in full;
3)	To the Class M-2 Certificateholders, until paid in full;
4)	To the Class M-3 Certificateholders, until paid in full;
5)	To the Class M-4 Certificateholders, until paid in full;
6)	To the Class M-5 Certificateholders, until paid in full;
7)	To the Class M-6 Certificateholders, until paid in full;
8)	To the Class B-1 Certificateholders, until paid in full;
9)	To the Class B-2 Certificateholders, until paid in full;
10)	To the Class B-3 Certificateholders, until paid in full; and
11)	To the Class B-4 Certificateholders, until paid in full.

On and after the Stepdown Date or in the event that a Trigger Event is not in effect

1)	To the Class A Certificateholders, the Class A Principal Distribution Amount until paid in full;
2)	To the Class M-1 Certificateholders, the Class M-1 Principal Distribution Amount until paid in full;
3)	To the Class M-2 Certificateholders, the Class M-2 Principal Distribution Amount until paid in full;
4)	To the Class M-3 Certificateholders, the Class M-3 Principal Distribution Amount until paid in full;
5)	To the Class M-4 Certificateholders, the Class M-4 Principal Distribution Amount until paid in full;
6)	To the Class M-5 Certificateholders, the Class M-5 Principal Distribution Amount until paid in full;
7)	To the Class M-6 Certificateholders, the Class M-6 Principal Distribution Amount until paid in full;
8)	To the Class B-1 Certificateholders, the Class B-1 Principal Distribution Amount until paid in full;
9)	To the Class B-2 Certificateholders, the Class B-2 Principal Distribution Amount until paid in full;
10)	To the Class B-3 Certificateholders, the Class B-3 Principal Distribution Amount until paid in full; and
11)	To the Class B-4 Certificateholders, the Class B-4 Principal Distribution Amount until paid in full.

Swap Payment Priority
Funds payable under the swap agreement will be deposited into a reserve account (the “Swap Account”).

Funds payable to the Swap Provider, other then funds payable in respect of a Swap Termination Payment due to a Swap Provider Trigger Event, will generally be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

1)	To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and
2)	To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1)
To the holders of the Class A Certificates to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Losses on the Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;

2)
To the holders of the Class M Certificates, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, to pay accrued interest, in each case to the extent unpaid from the Interest Remittance Amount, and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Losses on the Mortgage Loans;

3)
To the holders of the Class B Certificates, sequentially to the holders of the Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, to pay accrued interest, in each case to the extent unpaid from the Interest Remittance Amount, and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Losses on the Mortgage Loans;

4)
To the holders of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, to pay any Basis Risk Shortfall Carry Forward Amount for such Distribution Date;

5)
To pay as principal, first (i) to the Class A Certificateholders, and second sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates to maintain the Overcollateralization Target Amount for such Distribution Date (to the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Net Monthly Excess Cashflow) distributed in the same manner and priority as the Principal Distribution Amount; and

6)	To the parties named in the Pooling and Servicing Agreement, any remaining amounts.

Net Monthly Excess Cashflow
On each Distribution Date, the Net Monthly Excess Cashflow will be applied in the following order of priority to the extent available for such purpose and to the extent not covered by amounts paid pursuant to the Swap Agreement (other than in the case of clause 1) below):

1)
To the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution, payable to such holders as part of the Principal Distribution Amount;

2)
To the Class A Certificateholders, (a) first, any Interest Carry Forward Amount to the extent unpaid from the Interest Remittance Amount and (b) second, any Unpaid Allocated Realized Loss Amount to the Class A Certificateholders;

3)	To the Class M-1 Certificateholders, any Interest Carry Forward Amount;
4)	To the Class M-2 Certificateholders, any Interest Carry Forward Amount;
5)	To the Class M-3 Certificateholders, any Interest Carry Forward Amount;
6)	To the Class M-4 Certificateholders, any Interest Carry Forward Amount;
7)	To the Class M-5 Certificateholders, any Interest Carry Forward Amount;
8)	To the Class M-6 Certificateholders, any Interest Carry Forward Amount;
9)	To the Class B-1 Certificateholders, any Interest Carry Forward Amount;
10)	To the Class B-2 Certificateholders, any Interest Carry Forward Amount;
11)	To the Class B-3 Certificateholders, any Interest Carry Forward Amount;
12)	To the Class B-4 Certificateholders, any Interest Carry Forward Amount;
13)	To the Class A Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
14)	To the Class M-1 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
15)	To the Class M-2 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
16)	To the Class M-3 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
17)	To the Class M-4 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
18)	To the Class M-5 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
19)	To the Class M-6 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
20)	To the Class B-1 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
21)	To the Class B-2 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
22)	To the Class B-3 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
23)	To the Class B-4 Certificateholders, any Basis Risk Shortfall Carry Forward Amount;
24)
To the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, and Class B-4 Certificateholders, sequentially in that order, reimbursement of any prepayment interest shortfalls and Relief Act shortfalls allocated thereto;

25)	To the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event; and
26)	To the holders of the Class C Certificates and Class R Certificates, amounts specified in the Pooling and Servicing Agreement.

Principal Priority:
For each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect, 100% of the Principal Distribution Amount will be paid as principal to the Class A Certificates, provided, however, that if the Certificate Principal Balance of the Class A Certificates has been reduced to zero and if a Trigger Event is in effect, the Principal Distribution Amount will be applied sequentially in the following order of priority: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; third, to the Class M-3 Certificates; fourth, to the Class M-4 Certificates; fifth, to the Class M-5 Certificates; sixth, to the Class M-6 Certificates; seventh, to the Class B-1 Certificates; eighth, to the Class B-2 Certificates; ninth, to the Class B-3 Certificates; and tenth to the Class B-4 Certificates in each case until the Certificate Principal Balance thereof has been reduced to zero.

For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect, the applicable Principal Distribution Amount will be calculated such that all Certificates will be entitled to receive payments of principal in the following order of priority: first, to the Class A Certificates such that the Class A Certificates will have approximately 51.70% subordination, second to the Class M-1 Certificates such that the Class M-1 Certificates will have approximately 41.50% subordination, third to the Class M-2 Certificates such that the Class M-2 Certificates will have approximately 31.70% subordination, fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have approximately 28.00% subordination, fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have approximately 23.70% subordination, sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have approximately 20.00% subordination, seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have approximately 17.30% subordination, eighth, to the Class B-1 Certificates such that the Class B-1 Certificates will have approximately 14.50% subordination, ninth, to the Class B-2 Certificates such that the Class B-2 Certificates will have approximately 12.20% subordination tenth, to the Class B-3 Certificates such that the Class B-3 Certificates will have approximately 10.20% subordination and last, to the Class B-4 Certificates such that the Class B-4 Certificates will have approximately 8.00% subordination, in each case until the Certificate Principal Balance thereof has been reduced to zero.

Class A Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the Principal Distribution Amount for that Distribution Date; and
•  the excess, if any, of (A) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 48.30% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 58.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 68.30% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-3 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 72.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 76.30% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-5 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 80.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of :
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 82.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class B-1 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of :
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 85.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class B-2 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of:
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class B-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 87.80% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class B-3 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of :
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 89.80% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Class B-4 Principal Distribution Amount:
With respect to any Distribution Date, the lesser of :
•  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount; and
•  the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the subordination percentage equal to approximately 92.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (y) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) less the Overcollateralization Floor Amount.

Trigger Event:
A Trigger Event will exist with respect to any Distribution Date if during the applicable period each of the applicable standards specified below for the Sixty Day Plus Delinquency Percentage and the Cumulative Realized Loss Percentage is not satisfied:

1)  On any Distribution Date, the Sixty Day Plus Delinquency Percentage is less than 15.45% of the Current Specified Enhancement Percentage,
2)  On any distribution date from and including the distribution date in July 2008 to and including the distribution date in June 2009, the Cumulative Realized Loss Percentage for such distribution date is less than 2.20% plus an additional 1/12th of 2.75% for each distribution date thereafter up to and including the distribution date in June 2009,
3)  On any distribution date from and including the distribution date in July 2009 to and including the distribution date in June 2010, the Cumulative Realized Loss Percentage for such distribution date is less than 4.95% plus an additional 1/12th of 2.55% for each distribution date thereafter up to and including the distribution date in June 2010,
4)  On any distribution date from and including the distribution date in July 2010 to and including the distribution date in June 2011, the Cumulative Realized Loss Percentage for such distribution date is less than 7.50% plus an additional 1/12th of 1.50% for each distribution date thereafter up to and including the distribution date in June 2011,
5)  On any distribution date from and including the distribution date in July 2011 to and including the distribution date in June 2012, the Cumulative Realized Loss Percentage for such distribution date is less than 9.00% plus an additional 1/12th of 0.50% for each distribution date thereafter up to and including the distribution date in July 2012, and
6)  On any distribution date thereafter, the Cumulative Realized Loss Percentage for such distribution date is less than 9.50% (subject to a variance of plus or minus 1.00%).

Sixty Day Plus Delinquency Percentage:
With respect to any distribution date, is the arithmetic average for each of the three successive distribution dates ending with the applicable distribution date of the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the mortgage loans immediately preceding the relevant distribution date that are 60 or more days delinquent in the payment of principal or interest for the relevant distribution date, any other mortgage loans in the related loan group in foreclosure, REO Property and mortgage loans with a related mortgagor subject to bankruptcy procedures, by (y)the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding the relevant distribution date.

Cumulative Realized Loss Percentage:
A percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period by (y) by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Current Specified Enhancement Percentage:
With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Due Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

Net Monthly Excess Cashflow:
With respect to any Distribution Date, the excess, if any, of (x) the available distribution amount for such Distribution Date over (y) the aggregate for such Distribution Date of the amount required to be distributed as described under “Interest” and “Principal” under “Priority of Payments” above.

Overcollateralization Amount:
With respect to any Distribution Date, the amount, if any, by which the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates as of such Distribution Date after giving effect to distributions of the Principal Distribution Amount to be made on such Distribution Date.

Overcollateralization Floor Amount:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 4.00% of the the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (1) approximately 4.00% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) 8.00% of the then current aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) as of the last day of the related Due Period and (y) the Overcollateralization Floor Amount or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Extra Principal Distribution Amount:
With respect to any Distribution Date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date, over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (b) the excess spread for such Distribution Date.

Overcollateralization Release Amount:	With respect to any Distribution Date the lesser of (x) the sum of (i) the scheduled principal collected on the Mortgage Loans during the related Due Period or advanced on or before he related Servicer advance date; (ii) the prepayments in respect of the Mortgage Loans, exclusive of any prepayment charges, collected in the related Prepayment Period; (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by EMC, in its capacity as seller or Master Servicer; (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans delivered by EMC, in its capacity as seller, in connection with a substitution of a Mortgage Loan; (v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the Mortgage Loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period; less any net swap payments or any Swap termination payments payable to the swap provider and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

Available Funds Rate

Month	(%)	Month	(%)	Month	(%)
1	26.43	22	26.22	43	26.22
2	26.22	23	26.43	44	26.22
3	26.22	24	26.22	45	26.89
4	26.43	25	26.43
5	26.22	26	26.22
6	26.43	27	26.22
7	26.22	28	26.43
8	26.22	29	26.22
9	26.89	30	26.43
10	26.22	31	26.22
11	26.43	32	26.22
12	26.22	33	26.89
13	26.43	34	26.22
14	26.22	35	26.43
15	26.22	36	26.22
16	26.43	37	26.43
17	26.22	38	26.22
18	26.43	39	26.22
19	26.22	40	26.43
20	26.22	41	26.22
21	26.65	42	26.43

Selected Assumptions:
1) 1-month LIBOR = 20%
2) 35% CPR

Excess Spread Before Losses (%)

Month	Excess Spread (2)	Excess Spread (3)	Month	Excess Spread (2)	Excess Spread (3)
1	7.27	7.17	33	6.67	6.68
2	6.43	6.43	34	6.72	6.73
3	6.43	6.44	35	6.72	6.73
4	6.43	6.44	36	6.75	6.76
5	6.44	6.45	37	6.75	6.77
6	6.45	6.45	38	6.58	6.59
7	6.45	6.46	39	6.38	6.39
8	6.46	6.46	40	6.36	6.37
9	6.46	6.47	41	6.41	6.42
10	6.47	6.48	42	6.43	6.44
11	6.47	6.48	43	6.45	6.45
12	6.48	6.49	44	6.45	6.46
13	6.49	6.49	45	6.45	6.46
14	6.50	6.50
15	6.50	6.51
16	6.51	6.51
17	6.52	6.52
18	6.53	6.53
19	6.54	6.54
20	6.55	6.54
21	6.55	6.54
22	6.57	6.56
23	6.57	6.57
24	6.59	6.58
25	6.59	6.59
26	6.61	6.61
27	6.62	6.62
28	6.63	6.63
29	6.65	6.65
30	6.65	6.66
31	6.67	6.68
32	6.69	6.70

Selected Assumptions:
   1) 35% CPR
1)	1-month LIBOR = 5.15%
2)	Forward LIBOR

Breakeven CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the mortgage loans that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 100% loss severity, (3) 6-month lag from default to loss, (4) triggers fail (i.e., no stepdown).

	Forward LIBOR
	CDR Break	Cumulative Loss
Class A	18.67	32.45
Class M-1	15.38	28.00
Class M-2	12.53	23.78
Class M-3	11.51	22.18
Class M-4	10.36	20.33
Class M-5	9.40	18.72
Class M-6	8.70	17.53
Class B-1	7.99	16.27
Class B-2	7.41	15.23
Class B-3	6.89	14.29

Selected Collateral Characteristics
Of the Aggregate Mortgage Loans
As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$474,476,517.16
Number of Loans	8,318
Average Scheduled Principal Balance	$57,045	$7,498	$548,993
(1) Original Combined Loan-to-Value Ratio	97.16%	28.00%	100.00%
(1) Mortgage Rate	12.419%	5.000%	19.880%
(1) Net Mortgage Rate	11.907%	4.490%	19.360%
(1) Remaining Term to Stated Maturity (months)	286	158	360
(1)] (1i)] Credit Score	702	N/A	840
(1) (1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score
Percent of Cut-off Date
Range	Principal Balance
Product Type	Fixed	100.00%

Lien	Second	100.00%

Property Type	Two-to-four family units	7.34%
Condominium	7.20%
High-Rise Condo	1.60%
Planned Unit Developments (attached)	29.69%
Single-family detached	52.51%
Townhouse	1.65%

Geographic Distribution	California	21.52%
Florida	12.35%
Arizona	8.81%
Georgia	7.60%
Nevada	6.23%
Virginia	6.05%

Documentation Type	Full/Alternative	14.17%
Limited	0.88%
No Documentation	4.99%
No Income/No Asset	1.34%
No Ratio	25.29%
No Ratio/Verified Employment	2.79%
Stated Income	43.87%
Stated Income/Stated Asset	6.67%

Loans with Prepayment Penalties	29.20%
Loans with Interest Only Period	21.26%

Credit Score Distribution of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.00 - 19.99	40	1,945,065.17	0.41	48,626.63	96.14	15.56	20.83
520.00 - 539.99	2	112,246.15	0.02	56,123.08	63.85	10.95	0.00
540.00 - 559.99	1	26,971.88	0.01	26,971.88	95.00	100.00	0.00
560.00 - 579.99	5	289,799.77	0.06	57,959.95	80.68	21.45	0.00
580.00 - 599.99	77	2,147,693.39	0.45	27,892.12	99.88	100.00	0.00
600.00 - 619.99	110	4,447,736.17	0.94	40,433.97	99.72	52.64	0.00
620.00 - 639.99	693	39,995,782.17	8.43	57,713.97	96.73	12.72	18.04
640.00 - 659.99	636	35,784,997.12	7.54	56,265.72	95.85	16.74	19.26
660.00 - 679.99	1,145	64,714,948.41	13.64	56,519.61	96.23	16.41	21.69
680.00 - 699.99	1,386	82,922,898.62	17.48	59,828.93	97.69	9.95	21.76
700.00 - 719.99	1,302	75,996,475.64	16.02	58,369.03	97.48	11.76	22.12
720.00 - 739.99	1,048	60,729,277.28	12.80	57,947.78	97.34	12.02	21.75
740.00 - 759.99	824	46,510,245.57	9.80	56,444.47	97.64	13.74	25.47
760.00 - 779.99	603	33,984,711.08	7.16	56,359.39	97.58	13.75	20.73
780.00 - 799.99	364	19,803,041.10	4.17	54,403.96	97.06	21.62	20.45
800.00 - 819.99	81	4,864,738.43	1.03	60,058.50	97.88	16.70	26.77
840.00 - 859.99	1	199,889.21	0.04	199,889.21	100.00	0.00	0.00
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	97.16	14.17	21.26

Debt-to-Income Ratios of the Aggregate Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.00% - 0.00%	2,518	163,335,135.99	34.42	64,867.01	706	96.99	0.00	22.54
0.01% - 5.00%	11	356,567.35	0.08	32,415.21	717	96.73	37.31	29.48
5.01% - 10.00%	33	2,087,953.00	0.44	63,271.30	695	96.31	13.89	15.54
10.01% - 15.00%	93	4,976,271.99	1.05	53,508.30	710	96.56	22.82	19.03
15.01% - 20.00%	164	8,440,345.75	1.78	51,465.52	705	95.65	10.63	17.58
20.01% - 25.00%	318	16,479,889.82	3.47	51,823.55	709	96.43	26.59	24.74
25.01% - 30.00%	546	27,834,003.33	5.87	50,978.03	709	96.11	17.44	20.20
30.01% - 35.00%	844	43,754,761.51	9.22	51,842.13	705	97.11	19.77	21.11
35.01% - 40.00%	1,268	72,006,741.67	15.18	56,787.65	700	97.46	17.33	22.03
40.01% - 45.00%	1,458	81,842,246.93	17.25	56,133.23	698	97.32	21.31	20.55
45.01% - 50.00%	948	47,691,500.08	10.05	50,307.49	691	98.27	29.24	17.95
50.01% - 55.00%	117	5,671,099.74	1.20	48,470.94	673	97.41	53.33	17.64
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Original Mortgage Loan Principal Balances of the Aggregate Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
$0 - $9,999	19	160,674.88	0.03	8,456.57	667	91.96	10.92	11.88
$10,000 - $19,999	800	12,275,401.86	2.59	15,344.25	701	95.11	33.04	10.62
$20,000 - $29,999	1,381	35,147,841.23	7.41	25,451.01	703	96.76	25.67	13.09
$30,000 - $39,999	1,400	48,523,308.48	10.23	34,659.51	700	97.39	23.78	15.52
$40,000 - $49,999	1,149	51,412,000.48	10.84	44,745.00	702	98.12	20.42	16.71
$50,000 - $59,999	833	45,463,563.79	9.58	54,578.11	700	97.99	16.30	18.19
$60,000 - $69,999	667	43,021,776.77	9.07	64,500.41	700	98.05	13.40	19.37
$70,000 - $79,999	541	40,278,372.08	8.49	74,451.70	700	98.32	11.48	19.41
$80,000 - $89,999	362	30,561,271.03	6.44	84,423.40	700	97.90	10.50	21.76
$90,000 - $99,999	285	26,893,848.55	5.67	94,364.38	706	98.03	8.67	24.35
$100,000 - $109,999	158	16,428,451.91	3.46	103,977.54	706	97.72	5.71	24.05
$110,000 - $119,999	151	17,249,889.98	3.64	114,237.68	702	97.36	4.75	24.63
$120,000 - $129,999	104	12,867,873.48	2.71	123,729.55	709	98.31	7.81	23.98
$130,000 - $139,999	91	12,256,971.24	2.58	134,691.99	699	97.47	5.39	27.38
$140,000 - $149,999	61	8,826,437.46	1.86	144,695.70	701	97.96	8.39	31.21
$150,000 - $159,999	51	7,810,649.51	1.65	153,149.99	705	96.74	2.02	31.27
$160,000 - $169,999	29	4,773,470.27	1.01	164,602.42	702	95.40	0.00	20.61
$170,000 - $179,999	37	6,461,168.54	1.36	174,626.18	704	96.56	10.69	21.53
$180,000 - $189,999	22	4,037,718.34	0.85	183,532.65	709	94.74	4.54	22.78
$190,000 - $199,999	15	2,901,448.73	0.61	193,429.92	711	93.56	6.58	39.94
$200,000 - $209,999	15	3,030,148.01	0.64	202,009.87	695	93.85	6.77	26.68
$210,000 - $219,999	9	1,909,233.63	0.40	212,137.07	719	95.02	0.00	44.56
$220,000 - $229,999	11	2,456,748.19	0.52	223,340.74	736	94.07	9.34	64.08
$230,000 - $239,999	9	2,102,944.13	0.44	233,660.46	697	92.53	22.47	33.50
$240,000 - $249,999	15	3,642,663.60	0.77	242,844.24	719	95.72	0.00	33.31
$250,000 - $259,999	17	4,291,755.54	0.90	252,456.21	699	92.00	0.00	29.33
$260,000 - $269,999	8	2,102,823.42	0.44	262,852.93	707	90.02	0.00	37.39
$270,000 - $279,999	5	1,378,243.46	0.29	275,648.69	695	94.99	0.00	39.91
$280,000 - $289,999	1	279,922.09	0.06	279,922.09	661	95.00	0.00	0.00
$290,000 - $299,999	4	1,174,187.29	0.25	293,546.82	727	100.00	0.00	24.80
$300,000 - $309,999	9	2,705,831.63	0.57	300,647.96	681	88.97	0.00	22.17
$310,000 - $319,999	1	319,000.00	0.07	319,000.00	753	95.00	0.00	100.00
$320,000 - $329,999	6	1,950,646.13	0.41	325,107.69	710	94.99	0.00	83.34
$330,000 - $339,999	4	1,337,437.93	0.28	334,359.48	679	84.95	0.00	24.67
$340,000 - $349,999	8	2,758,695.77	0.58	344,836.97	713	96.75	12.32	12.68
$350,000 - $359,999	10	3,507,500.71	0.74	350,750.07	710	98.52	0.00	50.06
$360,000 - $369,999	5	1,821,478.13	0.38	364,295.63	729	97.00	19.89	40.06
$370,000 - $379,999	4	1,491,809.61	0.31	372,952.40	725	92.28	0.00	49.60
$380,000 - $389,999	5	1,903,507.12	0.40	380,701.42	698	92.00	0.00	60.09
$390,000 - $399,999	2	788,780.84	0.17	394,390.42	687	90.00	0.00	0.00
$400,000 and greater	14	6,171,021.32	1.30	440,787.24	693	88.23	28.54	20.50
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Net Mortgage Rates of the Aggregate Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
4.500% - 4.999%	1	42,548.81	0.01	42,548.81	734	100.00	100.00	0.00
6.000% - 6.499%	9	579,619.43	0.12	64,402.16	727	92.43	92.06	5.52
6.500% - 6.999%	45	1,882,589.97	0.40	41,835.33	746	94.95	96.97	11.32
7.000% - 7.499%	96	5,133,681.23	1.08	53,475.85	735	95.79	86.49	12.87
7.500% - 7.999%	100	5,645,105.79	1.19	56,451.06	718	97.09	72.03	16.26
8.000% - 8.499%	162	7,857,804.03	1.66	48,504.96	718	96.42	52.07	19.14
8.500% - 8.999%	177	10,100,310.62	2.13	57,063.90	725	96.41	20.79	13.44
9.000% - 9.499%	434	23,625,516.86	4.98	54,436.67	716	95.53	18.39	20.00
9.500% - 9.999%	411	23,780,190.53	5.01	57,859.34	721	97.41	14.07	20.65
10.000% - 10.499%	584	38,252,342.08	8.06	65,500.59	713	96.57	12.76	25.78
10.500% - 10.999%	599	40,029,072.68	8.44	66,826.50	704	96.54	11.85	26.71
11.000% - 11.499%	754	48,948,670.04	10.32	64,918.66	698	96.44	14.89	27.03
11.500% - 11.999%	805	57,942,701.87	12.21	71,978.51	692	97.48	8.22	28.85
12.000% - 12.499%	707	36,223,683.17	7.63	51,235.76	692	96.98	17.13	17.11
12.500% - 12.999%	846	44,503,263.85	9.38	52,604.33	695	97.51	11.36	12.93
13.000% - 13.499%	854	40,928,520.75	8.63	47,925.67	699	97.94	11.86	16.16
13.500% - 13.999%	519	27,776,885.99	5.85	53,520.01	688	97.98	7.04	23.39
14.000% - 14.499%	430	20,450,460.37	4.31	47,559.21	702	97.67	6.04	17.78
14.500% - 14.999%	268	14,682,276.43	3.09	54,784.61	704	98.54	3.70	16.53
15.000% - 15.499%	204	9,346,601.90	1.97	45,816.68	701	98.97	3.86	21.92
15.500% - 15.999%	115	5,756,129.91	1.21	50,053.30	707	98.54	3.89	11.07
16.000% - 16.499%	91	4,556,092.75	0.96	50,066.95	696	95.79	2.09	15.75
16.500% - 16.999%	43	2,199,955.53	0.46	51,161.76	707	98.79	0.00	6.77
17.000% - 17.499%	34	2,123,524.76	0.45	62,456.61	703	98.52	10.08	42.16
17.500% - 17.999%	17	787,426.84	0.17	46,319.23	707	98.38	2.12	16.07
18.000% - 18.499%	6	302,737.07	0.06	50,456.18	715	100.00	0.00	59.74
18.500% - 18.999%	5	316,818.05	0.07	63,363.61	736	100.00	0.00	50.44
19.000% - 19.499%	2	701,985.85	0.15	350,992.93	643	100.00	0.00	0.00
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	14.17

Mortgage Rates of the Aggregate Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
5.000% - 5.499%	1	42,548.81	0.01	42,548.81	734	100.00	100.00	0.00
6.500% - 6.999%	7	496,041.73	0.10	70,863.10	728	91.67	90.72	0.00
7.000% - 7.499%	31	1,318,374.41	0.28	42,528.21	747	95.99	98.56	11.59
7.500% - 7.999%	84	4,218,136.36	0.89	50,215.91	739	94.56	90.70	12.92
8.000% - 8.499%	93	5,280,400.93	1.11	56,778.50	722	97.22	74.94	16.05
8.500% - 8.999%	157	7,699,885.12	1.62	49,043.85	712	97.49	60.21	16.88
9.000% - 9.499%	167	9,178,119.88	1.93	54,958.80	732	95.40	23.48	14.36
9.500% - 9.999%	383	21,367,299.12	4.50	55,789.29	716	95.65	19.90	19.35
10.000% - 10.499%	374	21,531,197.34	4.54	57,570.05	718	96.98	16.03	20.23
10.500% - 10.999%	569	35,473,676.52	7.48	62,343.90	716	96.68	12.49	25.95
11.000% - 11.499%	569	37,398,181.99	7.88	65,726.15	706	96.93	12.78	25.50
11.500% - 11.999%	744	48,994,437.51	10.33	65,852.74	700	96.05	13.42	28.05
12.000% - 12.499%	754	50,980,312.75	10.74	67,613.15	694	97.40	10.74	26.79
12.500% - 12.999%	783	48,029,439.17	10.12	61,340.28	690	97.21	13.27	22.20
13.000% - 13.499%	678	35,744,651.91	7.53	52,720.73	696	97.47	11.79	17.19
13.500% - 13.999%	1,038	49,841,299.49	10.50	48,016.67	698	97.64	12.11	12.60
14.000% - 14.499%	512	26,804,039.94	5.65	52,351.64	691	98.31	8.03	21.35
14.500% - 14.999%	497	24,953,154.65	5.26	50,207.55	695	97.67	5.55	21.00
15.000% - 15.499%	285	15,468,321.15	3.26	54,274.81	704	98.21	4.68	17.29
15.500% - 15.999%	237	11,242,329.12	2.37	47,435.99	701	98.89	3.05	19.83
16.000% - 16.499%	128	6,457,482.86	1.36	50,449.08	706	98.55	4.57	9.38
16.500% - 16.999%	100	4,536,639.37	0.96	45,366.39	699	95.93	3.23	19.75
17.000% - 17.499%	53	2,724,045.61	0.57	51,397.09	703	98.61	0.00	6.28
17.500% - 17.999%	31	1,933,257.99	0.41	62,363.16	705	98.36	5.85	36.88
18.000% - 18.499%	25	1,158,233.18	0.24	46,329.33	695	99.21	10.16	26.94
18.500% - 18.999%	10	537,406.35	0.11	53,740.63	722	98.58	0.00	36.32
19.000% - 19.499%	4	230,823.57	0.05	57,705.89	728	100.00	0.00	80.49
19.500% - 19.999%	4	836,780.33	0.18	209,195.08	659	100.00	0.00	2.72
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Original Combined Loan-to-Value Ratios of the Aggregate Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Percent Full Documentation (%)	Percent Interest Only (%)
25.01% - 30.00%	5	241,445.45	0.05	48,289.09	732	0.00	0.00
35.01% - 40.00%	2	174,052.93	0.04	87,026.47	705	0.00	0.00
45.01% - 50.00%	1	20,000.00	0.00	20,000.00	620	0.00	100.00
50.01% - 55.00%	1	49,776.46	0.01	49,776.46	620	0.00	0.00
55.01% - 60.00%	2	549,820.06	0.12	274,910.03	632	0.00	0.00
60.01% - 65.00%	1	20,394.01	0.00	20,394.01	712	0.00	0.00
65.01% - 70.00%	5	638,361.68	0.13	127,672.34	645	0.00	84.59
70.01% - 75.00%	20	1,995,989.59	0.42	99,799.48	671	1.35	29.72
75.01% - 80.00%	90	10,815,583.31	2.28	120,173.15	696	10.03	29.85
80.01% - 85.00%	87	4,840,512.24	1.02	55,638.07	682	11.82	21.84
85.01% - 90.00%	1,100	52,560,442.81	11.08	47,782.22	699	7.50	27.32
90.01% - 95.00%	1,278	68,912,024.54	14.52	53,921.77	707	13.43	20.61
95.01% - 100.00%	5,726	333,658,114.08	70.32	58,270.71	703	15.69	20.04
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	14.17	21.26

Geographic Distribution of Mortgaged Properties of the Aggregate Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
California	1,054	102,103,081.07	21.52	96,871.99	704	96.44	5.61	36.19
Florida	959	58,618,054.68	12.35	61,124.14	706	96.66	9.77	27.49
Arizona	718	41,777,958.65	8.81	58,186.57	708	97.49	11.63	20.2
Georgia	925	36,070,458.98	7.60	38,995.09	692	98.60	27.42	23.73
Nevada	427	29,559,891.32	6.23	69,226.91	701	97.83	11.85	16.40
Virginia	393	28,716,101.20	6.05	73,068.96	694	97.43	8.83	11.01
Maryland	316	22,224,967.30	4.68	70,332.17	687	97.48	14.76	12.58
Texas	652	22,204,777.43	4.68	34,056.41	711	98.38	25.46	4.46
Colorado	298	16,325,434.01	3.44	54,783.34	702	97.60	16.06	11.93
New Jersey	191	13,004,307.13	2.74	68,085.38	692	95.71	5.46	6.38
Washington	188	9,838,299.36	2.07	52,331.38	708	97.52	23.96	17.06
Other (1)	1,054	102,103,081.07	21.52	96,871.99	704	96.44	5.61	36.19
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26
1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Junior Ratios of the Aggregate Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.01% - 30.00%	7,225	387,736,531.46	81.72	53,665.96	700	97.17	15.26	20.79
30.01% - 40.00%	630	53,040,616.82	11.18	84,191.46	712	96.77	6.88	27.71
40.01% - 45.00%	334	22,659,376.88	4.78	67,842.45	716	99.06	14.39	15.74
45.01% - 50.00%	28	2,650,167.02	0.56	94,648.82	703	92.77	13.04	14.73
50.01% - 55.00%	80	5,490,979.04	1.16	68,637.24	715	99.45	7.86	21.81
55.01% - 60.00%	3	415,644.83	0.09	138,548.28	699	98.26	0.00	44.08
60.01% and greater	18	2,483,201.11	0.52	137,955.62	707	85.42	15.16	7.65
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Mortgage Loan Purpose of the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Equity Refinance	791	50,408,598.23	10.62	63,727.68	681	90.86	17.26	23.28
Purchase	7,344	414,839,920.40	87.43	56,486.92	705	98.02	13.68	20.94
Rate/Term Refinance	183	9,227,998.53	1.94	50,426.22	691	92.81	19.31	24.23
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Mortgage Loan Documentation Type of the Aggregate Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Full/Alternative	1,596	67,229,907.32	14.17	42,124.00	698	98.10	100.00	15.49
Limited	43	4,172,012.25	0.88	97,023.54	692	95.69	0.00	26.83
No Documentation	424	23,679,111.01	4.99	55,846.96	712	95.35	0.00	18.89
No Income/No Asset	112	6,361,649.62	1.34	56,800.44	710	95.26	0.00	19.69
No Ratio	1,753	119,987,866.33	25.29	68,447.16	705	97.33	0.00	23.49
No Ratio/Ver Employ	226	13,238,711.00	2.79	58,578.37	707	97.65	0.00	21.65
Stated Income	3,622	208,163,961.07	43.87	57,472.10	703	97.33	0.00	21.02
Stated Income/Asset	542	31,643,298.56	6.67	58,382.47	690	95.09	0.00	27.75
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Occupancy Types of the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Investor	3,148	132,326,595.66	27.89	42,035.13	719	96.77	15.88	15.07
Primary Residence	4,617	309,466,265.23	65.22	67,027.56	693	97.33	13.45	23.50
Second/Vacation	553	32,683,656.27	6.89	59,102.45	721	97.09	14.06	25.06
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Mortgaged Property Types of the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Two-to-four family units	627	34,819,500.82	7.34	55,533.49	711	95.69	18.87	19.16
Condominium	701	34,168,011.95	7.20	48,741.81	708	97.78	15.59	23.58
High-Rise Condo	84	7,615,156.83	1.60	90,656.63	702	95.53	13.56	22.47
Planned Unit Developments	2,294	140,889,412.09	29.69	61,416.48	702	97.60	14.38	21.19
Single-family	4,446	249,147,334.56	52.51	56,038.54	700	97.03	13.17	21.50
Townhouse	166	7,837,100.91	1.65	47,211.45	702	98.68	15.58	12.69
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Prepayment Penalty Terms of the Aggregate Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
None	6,143	335,910,160.94	70.80	54,681.78	703	97.16	15.51	18.61
3 Months	1	13,000.00	0.00	13,000.00	713	100.00	100.00	0.00
4 Months	2	145,615.43	0.03	72,807.72	657	94.12	0.00	0.00
6 Months	206	19,155,510.65	4.04	92,987.92	706	96.62	8.21	35.70
7 Months	61	5,865,264.98	1.24	96,151.88	705	95.68	1.26	49.29
8 Months	1	51,246.37	0.01	51,246.37	691	95.00	0.00	0.00
12 Months	243	15,798,872.87	3.33	65,015.94	700	96.50	8.47	27.69
24 Months	168	9,203,368.95	1.94	54,781.96	681	98.81	22.78	25.19
36 Months	1,475	87,628,161.92	18.47	59,408.92	702	97.31	11.28	24.97
60 Months	18	705,315.05	0.15	39,184.17	701	99.08	23.94	6.95
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26

Interest Only Terms of the Aggregate Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Not Interest Only	4,807	259,929,343.96	54.78	54,073.09	703	97.63	13.64	0.00
60 Months	438	34,106,009.94	7.19	77,867.60	704	96.19	7.88	100.00
120 Months	1,012	66,749,093.44	14.07	65,957.60	707	96.83	11.58	100.00
Total / Weighted Average	8,318	474,476,517.16	100.00	57,042.14	702	97.16	14.17	21.26